NEWS RELEASE

EVEREST RE GROUP, LTD.
Seon Place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Everest Re Group Reports Fourth Quarter and Full Year 2018 Results

HAMILTON, Bermuda -- (BUSINESS WIRE --February 11, 2019)

Everest Re Group, Ltd. (“Everest”) (NYSE: RE) today reported fourth quarter 2018 net loss of $382.3 million, or $9.50 per common share, compared to net income of $571.0 million, or $13.85 per diluted common share for the fourth quarter of 2017.  After-tax operating loss1 was $236.9 million, or $5.89 per common share, for the fourth quarter of 2018, compared to after-tax operating income¹ of $535.5 million, or $12.98 per diluted common share, for the same period last year.

For the year ended December 31, 2018, net income was $103.6 million, or $2.53 per diluted common share, compared to net income of $469.0 million, or $11.36 per diluted common share, for the year ended December 31, 2017.  After-tax operating income¹ was $190.7 million, or $4.65 per diluted common share, compared to after-tax operating income¹ of $412.6 million or $10.00 per diluted common share, for the same period in 2017.

Commenting on the Company’s results, President and Chief Executive Officer, Dominic J. Addesso said, “During 2018 there were nearly $90 billion of insured industry losses, the fourth highest on record.  Despite these events, Everest had both positive net income and operating income for the year.  This result is testament to the diversification of our business across geographies, classes of business, and sources of capital. Everest’s long term returns remain impressive, with 5 and 10 year average returns on equity still in excess of 10%.”

Effective this year, the Company changed its reporting of operating income, a non-GAAP financial measure.  Historically operating income represented net income, excluding realized capital gains and losses and the tax impact related to the enactment of the Tax Cuts and Jobs Act.  Starting in first quarter 2018, the Company further adjusted operating income to exclude foreign exchange gains and losses as it believes the impact of foreign currency movements on income is not indicative of the performance of the underlying business in a particular period.

Operating highlights for the fourth quarter of 2018 included the following:

•
Gross written premiums for the quarter were $2.3 billion, an increase of 18% compared to the fourth quarter of 2017.  Worldwide reinsurance premiums were up 26% to $1.7 billion with growth across each segment including increased casualty and property pro-rata premium, increased shares on existing business and profitable new growth.

•
The combined ratio was 134.1% for the quarter and 108.8% for the year, compared to 70.0% and 103.5% for the same periods in 2017.  Excluding catastrophe losses, reinstatement premiums and the favorable prior period loss development, the current attritional combined ratio was 90.4% for the quarter and 87.0% for the year, compared to 83.7% and 85.0% for the same periods in 2017.

•
Catastrophe losses, net of reinsurance and reinstatement premiums, amounted to $875.0 million in the quarter, primarily related to losses from Hurricane Michael, the California Camp and Woolsey wildfires and an Australia hailstorm event.

•	Net investment income amounted to $140.2 million for the quarter and $581.2 million for the full year 2018, up 7% over the full year 2017 results.
•
Net after-tax realized losses amounted to $143.9 million for the quarter.  For the full year, net after-tax realized capital losses were $109.1 million, while net after-tax unrealized capital losses were $228.2 million.

•	Cash flow from operations was $66.4 million for the quarter and $610.1 million for the full year 2018. This compared to $118.5 million and $1.2 billion for the same period, respectively, in 2017.
•
Although no shares were repurchased during the quarter, the Company repurchased 342,179 shares at a total cost of $75.3 million for the year 2018.  The repurchases were made pursuant to a share repurchase authorization, provided by the Company’s Board of Directors, under which there remains 1.4 million shares available.

•	Shareholders’ equity ended the year at $7.9 billion compared to $8.4 billion at year end 2017. Book value per share was down from $204.95 at December 31, 2017 to $194.43 at December 31, 2018.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws.  These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company.  These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Everest Re Group, Ltd.
Everest Re Group, Ltd. (“Everest”) is a leading global provider of reinsurance and insurance, operating for more than 40 years through subsidiaries in the U.S., Europe, Bermuda and other territories.

Everest offers property, casualty, and specialty products through its various operating affiliates located in key markets around the world.

Everest common stock (NYSE:RE) is a component of the S&P 500 index.

A conference call discussing the fourth quarter results will be held at 10:30 a.m. Eastern Time on February 12, 2019. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

Additional information about Everest, our people, and our products can be found on our website at www.everestre.com

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results.  The supplemental information is located at www.everestre.com in the “Financial Reports” section of the “Investor Center”.  The supplemental financial information may also be obtained by contacting the Company directly.
____________________________________________________________

1 The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses), after-tax net foreign exchange income (expense), and the tax charge related  to the enactment of the Tax Cuts and Jobs Act of 2017 (TCJA), as the following reconciliation displays:

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
(Dollars in thousands, except per share amounts)	2018		2017		2018		2017
		(unaudited)				(unaudited)
				Per Diluted		Per Diluted		Per Diluted
		Per Common		Common		Common		Common
	Amount	Share	Amount	Share	Amount	Share	Amount	Share

Net income (loss)	$(382,274)	$(9.50)	$571,025	$13.85	$103,552	$2.53	$468,968	$11.36
After-tax net realized capital gains (losses)	(143,870)	(3.58)	23,226	0.56	(109,149)	(2.66)	101,806	2.47
After-tax net foreign exchange income (expense)	(2,235)	(0.06)	20,595	0.50	21,289	0.52	(37,194)	(0.90)
Impact of TCJA enactment	703	0.02	(8,246)	(0.20)	703	0.02	(8,246)	(0.20)
After-tax operating income (loss)	$(236,872)	$(5.89)	$535,450	$12.98	$190,709	$4.65	$412,602	$10.00

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) and net foreign exchange income (expense) are an integral part of the Company’s insurance operations, the determination of net realized capital gains (losses) and foreign exchange income (expense) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) and net foreign exchange income (expense) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

Return on equity calculations use adjusted shareholders’ equity excluding net after-tax unrealized (appreciation) depreciation of investments.

Contact:
Everest Re Group, Ltd.
Jon Levenson, Head of Investor Relations
Investor.relations@everestre.com
Phone (908) 604-3169

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands, except per share amounts)	2018	2017	2018	2017
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$1,850,975	$1,657,187	$6,931,699	$5,937,840
Net investment income	140,204	149,128	581,183	542,898
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	(3,327)	(1,905)	(8,110)	(7,093)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income (loss)	-	-	-	-
Other net realized capital gains (losses)	(169,488)	35,568	(119,026)	160,287
Total net realized capital gains (losses)	(172,815)	33,663	(127,136)	153,194
Net derivative gain (loss)	(4,965)	3,529	520	9,581
Other income (expense)	(18,702)	23,704	(9,060)	(35,442)
Total revenues	1,794,697	1,867,211	7,377,206	6,608,071

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	2,001,054	680,436	5,651,403	4,522,581
Commission, brokerage, taxes and fees	396,588	388,625	1,519,030	1,303,963
Other underwriting expenses	84,216	90,916	371,541	318,817
Corporate expenses	7,153	4,615	30,672	25,923
Interest, fees and bond issue cost amortization expense	7,984	7,314	31,031	31,603
Total claims and expenses	2,496,995	1,171,906	7,603,677	6,202,887

INCOME (LOSS) BEFORE TAXES	(702,298)	695,305	(226,471)	405,184
Income tax expense (benefit)	(320,024)	124,280	(330,023)	(63,784)

NET INCOME (LOSS)	$(382,274)	$571,025	$103,552	$468,968

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	(974)	(83,093)	(255,656)	(64,348)
Reclassification adjustment for realized losses (gains) included in net income (loss)	34,602	9,779	27,496	(6,950)
Total URA(D) on securities arising during the period	33,628	(73,314)	(228,160)	(71,298)

Foreign currency translation adjustments	(24,933)	(3,207)	(76,816)	121,917

Benefit plan actuarial net gain (loss) for the period	(510)	1,027	(510)	1,027
Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	(425)	100	5,021	5,477
Total benefit plan net gain (loss) for the period	(935)	1,127	4,511	6,504
Total other comprehensive income (loss), net of tax	7,760	(75,394)	(300,465)	57,123

COMPREHENSIVE INCOME (LOSS)	$(374,514)	$495,631	$(196,913)	$526,091

EARNINGS PER COMMON SHARE:
Basic	$(9.50)	$13.92	$2.54	$11.43
Diluted	(9.50)	13.85	2.53	11.36

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	December 31,
(Dollars and share amounts in thousands, except par value per share)	2018	2017
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$15,225,263	$14,756,834
(amortized cost: 2018, $15,406,572; 2017, $14,689,598)
Fixed maturities - available for sale, at Fair value	2,337	-
Equity securities, at market value (cost: 2018, $0; 2017, $130,287)	-	129,530
Equity securities, at fair value	716,639	963,572
Short-term investments (cost: 2018, $241,010; 2017, $509,682)	240,987	509,682
Other invested assets (cost: 2018, $1,591,745; 2017, $1,628,753)	1,591,745	1,631,850
Cash	656,095	635,067
Total investments and cash	18,433,066	18,626,535
Accrued investment income	104,619	97,704
Premiums receivable	2,218,283	1,844,881
Reinsurance receivables	1,787,648	1,348,226
Funds held by reinsureds	445,040	292,927
Deferred acquisition costs	511,573	411,587
Prepaid reinsurance premiums	343,343	288,211
Income taxes	592,385	299,438
Other assets	358,042	382,283
TOTAL ASSETS	$24,793,999	$23,591,792

LIABILITIES:
Reserve for losses and loss adjustment expenses	$13,119,090	$11,884,321
Future policy benefit reserve	46,778	51,014
Unearned premium reserve	2,517,612	2,000,556
Funds held under reinsurance treaties	13,099	18,030
Other net payable to reinsurers	218,439	218,017
Senior notes due 6/1/2044	396,954	396,834
Long term notes due 5/1/2067	236,659	236,561
Accrued interest on debt and borrowings	3,093	2,727
Equity index put option liability	11,958	12,477
Unsettled securities payable	51,112	38,743
Other liabilities	275,401	363,280
Total liabilities	16,890,195	15,222,560

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200,000 shares authorized; (2018) 69,202
and (2017) 69,044 outstanding before treasury shares	692	691
Additional paid-in capital	2,188,777	2,165,768
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of ($20,697) at 2018 and $9,356 at 2017	(462,557)	(160,891)
Treasury shares, at cost; 28,551 shares (2018) and 28,208 shares (2017)	(3,397,548)	(3,322,244)
Retained earnings	9,574,440	9,685,908
Total shareholders' equity	7,903,804	8,369,232
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$24,793,999	$23,591,792

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 31,
(Dollars in thousands)	2018	2017
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$103,552	$468,968
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(392,981)	(338,335)
Decrease (increase) in funds held by reinsureds, net	(159,344)	(31,104)
Decrease (increase) in reinsurance receivables	(511,592)	(238,485)
Decrease (increase) in income taxes	(263,865)	(114,521)
Decrease (increase) in prepaid reinsurance premiums	(65,925)	(86,049)
Increase (decrease) in reserve for losses and loss adjustment expenses	1,377,711	1,376,321
Increase (decrease) in future policy benefit reserve	(4,236)	(4,060)
Increase (decrease) in unearned premiums	542,023	401,174
Increase (decrease) in other net payable to reinsurers	12,276	10,071
Increase (decrease) in losses in course of payment	123,209	(105,371)
Change in equity adjustments in limited partnerships	(102,052)	(82,713)
Distribution of limited partnership income	84,623	50,825
Change in other assets and liabilities, net	(322,107)	(66,998)
Non-cash compensation expense	32,369	30,297
Amortization of bond premium (accrual of bond discount)	29,272	45,867
Net realized capital (gains) losses	127,136	(153,194)
Net cash provided by (used in) operating activities	610,069	1,162,693

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	1,973,652	2,160,298
Proceeds from fixed maturities sold - available for sale, at market value	3,148,428	2,401,844
Proceeds from fixed maturities sold - available for sale, at fair value	1,751	-
Proceeds from equity securities sold, at market value	-	19,574
Proceeds from equity securities sold, at fair value	1,199,409	631,859
Distributions from other invested assets	3,102,018	5,579,043
Cost of fixed maturities acquired - available for sale, at market value	(5,909,504)	(5,131,098)
Cost of fixed maturities acquired - available for sale, at fair value	(4,381)	-
Cost of equity securities acquired, at market value	-	(22,033)
Cost of equity securities acquired, at fair value	(921,937)	(438,641)
Cost of other invested assets acquired	(3,370,455)	(5,829,271)
Net change in short-term investments	455,350	(73,923)
Net change in unsettled securities transactions	46,048	(30,229)
Net cash provided by (used in) investing activities	(279,621)	(732,577)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period for share-based compensation, net of expense	(8,157)	(5,310)
Purchase of treasury shares	(75,304)	(50,000)
Dividends paid to shareholders	(216,221)	(207,242)
Cost of shares withheld on settlements of share-based compensation awards	(16,912)	(12,906)
Net cash provided by (used in) financing activities	(316,594)	(275,458)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	7,174	(1,513)

Net increase (decrease) in cash	21,028	153,145
Cash, beginning of period	635,067	481,922
Cash, end of period	$656,095	$635,067

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$(65,064)	$53,743
Interest paid	30,447	32,194

NON-CASH TRANSACTIONS:
Reclassification of investment balances due to prospective consolidation of private placement liquidity sweep facility effective July 1, 2018

Fixed maturities - available for sale, at market value	$143,656	$-
Short-term investments	243,864	-
Other invested assets	(387,520)	-